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                                                                    EXHIBIT 99A

                                   EXHIBIT A


                       AGREEMENT REGARDING JOINT FILING

     The undersigned hereby agree and consent to the joint filing on behalf of this Schedule 13G in connection with their beneficial ownership of the Class A Common Stock of Electric Lightwave Inc.

Dated:  February 11, 2000


CANYON CAPITAL ADVISORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY


By:  /s/ Joshua S. Friedman
     -----------------------------
Name:      Joshua S. Friedman
Title:     Managing Director


JOSHUA S. FRIEDMAN

/s/ Joshua S. Friedman
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MITCHELL R. JULIS

/s/ Mitchell R. Julis
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R. CHRISTIAN B. EVENSEN

/s/ R. Christian B. Evensen
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